Exhibit 99.1

CHURCH & DWIGHT CO., INC.

News Release

Contact:

Rick Dierker

Chief Financial Officer

609-806-1200

CHURCH & DWIGHT NAMES CEO MATTHEW T. FARRELL CHAIRMAN OF THE BOARD

EWING, NJ, MAY 2, 2019 – Church & Dwight Co., Inc. (NYSE: CHD) today announced that Matthew T. Farrell has been appointed Chairman of the Board effective following the Company’s 2019 Annual Meeting of Stockholders. Matt will take on these responsibilities in addition to his existing role as President and Chief Executive Officer, which he has held since January 2016.

James R. Craigie will continue as a member of the Board of Directors. Jim has made a significant impact on the organization since joining as President and Chief Executive Officer in July 2004. During his time, he led the organization through significant growth including major acquisitions which diversified the product portfolio. In May 2007 he was additionally appointed Chairman of the Board. In 2016 Jim retired from the Company and continued to serve as Chairman of the Board until May 2, 2019. In addition, Mr. Robert D. LeBlanc who has served as our Lead Director since 2010 will continue in that role.